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                  Exhibit 21 - Subsidiaries of the Registrant

         Methode Electronics, Inc. and Subsidiaries of the Registrant


                                                 Jurisdiction of
Subsidiary (1)                                    Incorporation
- --------------                                    -------------

Graphic Research, Inc.                           California

Intertrace Technology, Inc.                      Delaware

Methode of California (2)                        California

Methode Development Company                      Delaware

Methode Duel, Inc.                               Delaware

Methode Electronics Europe, Ltd.                 Scotland

Methode Electronics Far East, PTE, Ltd.          Singapore

Methode Electronics Ireland Limited              Ireland

Methode Electronics Suzhou Co., Ltd.             China

Methode Fibre Optic Products PTY, Ltd.           Australia

Methode Mikon Ltd.                               England

Methode New England Co., Inc.                    Delaware

Methode Technical Components                     Delaware



(1)   All subsidiaries 100% owned

(2) Business also done under the names Trace Laboratories Central and Trace Laboratories East.


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